UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2016, Weatherford International plc (the “Company”), and certain subsidiaries of the Company, entered into Amendment No. 4 to Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties thereto. Pursuant to the amendment, the Company’s existing senior revolving credit facility was amended to increase the consolidated indebtedness to total capitalization covenant from 60% to 70% for the fiscal quarters ending March 31 and June 30, 2016, to reduce the commitments thereunder from $2.25 billion to $2.0 billion and to make certain other changes.

The description of the amendment above does not purport to be complete and is qualified in its entirety by reference to the amendment which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1
Amendment No. 4 to Credit Agreement, dated February 1, 2016, with Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), Weatherford International, LLC (Delaware), Weatherford Liquidity Management Hungary Limited Liability Company (Hungary), Weatherford Capital Management Services Limited Liability Company (Hungary), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: February 4, 2016
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Exhibit Number	Exhibit Description
10.1
Amendment No. 4 to Credit Agreement, dated February 1, 2016, with Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), Weatherford International, LLC (Delaware), Weatherford Liquidity Management Hungary Limited Liability Company (Hungary), Weatherford Capital Management Services Limited Liability Company (Hungary), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.